Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-141723 on Form S-3 of our report dated March 23, 2006 relating to the consolidated financial statements of Comtech Group, Inc. for the year ended December 31, 2005, appearing in the Annual Report on Form 10-K of Comtech Group, Inc. for the year ended December 31, 2006, and to the reference to us under the headings “Experts” in such Registration Statement.

Deloitte Touche Tohmatsu

Hong Kong

April 12, 2007